Exhibit 99.1

RELEASE
May 17, 2024

DZS Inc. Receives Expected Nasdaq Notice Regarding Late Form 10-Q Filing

DALLAS, Texas, USA, May 17, 2024 – DZS Inc. (“DZS” or the “Company”) (Nasdaq: DZSI), a global leader of broadband networking and software-defined cloud solutions, announced today that on May 14, 2024, as expected, it received a delinquency notification letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company did not timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2024 (the “First Quarter 10-Q”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission on May 10, 2024, the Company was unable to timely file the First Quarter 10-Q without unreasonable effort or expense by the prescribed due date for such filing.
As previously disclosed, following the Company’s failure to file its Quarterly Report on Form 10-Q for the three months ended June 30, 2023 and September 30, 2023, and its Annual Report on Form 10-K for the period ended December 31, 2023 (together with the First Quarter 10-Q, the “Delinquent Reports”), the Company submitted a plan to regain compliance with the Rule.
Although the Company cannot at this time estimate when it will file the Delinquent Reports, it is diligently pursuing completion of the previously disclosed restatements and intends to make such filings as soon as reasonably practicable, and in any event, on or prior to August 5, 2024, which is the previously disclosed deadline granted by the Nasdaq Hearings Panel for the Company to demonstrate compliance with applicable Nasdaq continued listing standards.
About DZS Inc.
DZS Inc. (Nasdaq: DZSI) is a global leader of broadband networking and software-defined cloud solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans to file the Delinquent Reports and its ability to comply with the continued listing requirements under the Rule. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, these risks and uncertainties include, but are not limited to, changes in the effects of the previously disclosed restatements on the Company’s financial statements or financial results and delay in the filing of the Company’s periodic reports with the SEC, including the Delinquent Reports, due to the Company’s efforts to complete the previously disclosed restatements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/